                     ------------------------------------



                            FIRST NATIONWIDE BANK,
                            A FEDERAL SAVINGS BANK

                                      AND

                           CALIFORNIA FEDERAL BANK,
                            A FEDERAL SAVINGS BANK

                     10% Subordinated Debentures Due 2006


                            -----------------------

                         SECOND SUPPLEMENTAL INDENTURE

                          Dated as of January 3, 1997


                      Supplementing the Indenture, dated
                        as of October 1, 1986, between
                           First Nationwide Bank and
                        Bank of America National Trust
                      and Savings Association, as Trustee


                            -----------------------



                          FIRST TRUST OF CALIFORNIA,
                             NATIONAL ASSOCIATION
                                    TRUSTEE



                     ------------------------------------

                  SECOND SUPPLEMENTAL INDENTURE, dated as of January 3, 1997, among FIRST NATIONWIDE BANK, A Federal Savings Bank ("Savings Bank"), CALIFORNIA FEDERAL BANK, A Federal Savings Bank ("California Federal") and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, (the "Trustee"), as Trustee under the Indenture referred to herein;

                  WHEREAS, Savings Bank has duly authorized, executed and delivered to the Trustee that certain Indenture, dated as of October 1, 1986, as amended by the First Supplemental Indenture, dated as of September 30, 1994 (the "Indenture"), pursuant to which the 10% Subordinated Debentures Due 2006 (the "Securities") were issued (all capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Indenture); and

                  WHEREAS, effective as of 12:07 p.m., New York City time, on the date hereof, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of July 27, 1996, by and among Cal Fed Bancorp Inc. ("Bancorp"), California Federal, First Nationwide Holdings Inc. ("Holdings") and CFB Holdings, Inc. ("Merger Sub"), Merger Sub was merged (the "Bancorp Merger") with and into Bancorp; and

                  WHEREAS, immediately following the Bancorp Merger (i) Holdings contributed all of the capital stock of Bancorp to Savings Bank, and
(ii) Savings Bank caused Bancorp to be liquidated; and

                  WHEREAS, it is contemplated that the Savings Bank will be merged with and into California Federal pursuant to an Agreement and Plan of Merger, dated the date hereof, between Savings Bank and California Federal; and

                  WHEREAS, Section 6.01(i) of the Indenture provides that Savings Bank shall not consolidate with or merge into another entity, unless such surviving entity expressly assumes by supplemental indenture all the obligations under the Securities and the Indenture; and

                  WHEREAS, all acts and things prescribed by law and by the respective charter and by-laws (each as now in effect) of Savings Bank and California Federal necessary to make this Second Supplemental Indenture a valid in-

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strument legally binding on Savings Bank and California Federal for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

                  NOW, THEREFORE, WITNESSETH THIS SECOND SUPPLEMENTAL
INDENTURE:

                  Section 1. Assumption of the Securities. California Federal hereby assumes the due and punctual payment of the principal of and interest on the Securities and all obligations (including, without limitation indemnification of the Trustee under Section 8.07) of Savings Bank under the Securities and the Indenture and shall be the successor to Savings Bank under the Indenture.

                  Section 2. Trustee's Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                  Section 3. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of California but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 4. Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.










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



                  IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                    FIRST NATIONWIDE BANK,
                                    A Federal Savings Bank


                                    BY: /s/ Carl B. Webb
                                       ------------------------------------
                                       Name:  Carl B. Webb
                                       Title:  President and Chief
                                               Operating Officer

Attest:

/s/  Eric K. Kawamura
-----------------------
Name:  Eric K. Kawamura
Title:  Senior Vice President

                                    CALIFORNIA FEDERAL BANK,
                                    A Federal Savings Bank


                                    BY: /s/ Richard H. Terzian
                                       ------------------------------------
                                       Name:  Richard H. Terzian
                                       Title:  Executive Vice President
                                               and Chief Financial Officer

Attest:

/s/ Blakeney A. Bobbitt
-----------------------
Name:  Blakeney A. Bobbitt
Title:  Vice President and
        Assistant Secretary

                                    FIRST TRUST OF CALIFORNIA,
                                    NATIONAL ASSOCIATION, as Trustee


                                    BY: /s/ Josephine Libunao
                                       ------------------------------------
                                       Name:  Josephine Libunao
                                       Title:  Assistant Vice-President

Attest:

/s/ Jennifer Holder
----------------------
Name:  Jennifer Holder
Title:  Vice-President

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